SUBSIDIARIES OF REGISTRANT


                                                          Jurisdiction of
Subsidiaries                                               Incorporation

Quintex Communications Corp.                              New York
Quintex Mobile Communications Corp.                       Delaware
Hermes Telecommunications Inc.                            Delaware
Lenex Corporation                                         Delaware
American Radio Corp.                                      Georgia
Audiovox International Corp.                              Delaware
Cell Holding Corporation                                  Delaware
H & H Eastern Distributors Inc.                           Pennsylvania
Audiovox Holding Corp.                                    New York
Audiovox Asia Inc.                                        Delaware
Audiovox Latin America Ltd.                               Delaware
Audiovox Canada Limited                                   Ontario
Western Audiovox Corp.                                    British Columbia
Audiovox Communications (Malaysia) Sdn. Bhd.              Malaysia
Audiovox Singapore PTE. LTD.                              Singapore
Audiovox (Thailand) Co., Ltd.                             Thailand


                                   Exhibit 21